UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 30, 2011, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an Amended and Restated Consulting Agreement (the “Consulting Agreement”) with its current Director, James H. Richardson, pursuant to which Mr. Richardson agrees to provide consulting services to the Company, including services relating to real estate operations, regional strategies and such other matters as the Company’s Chief Executive Officer or his designee may request.  Pursuant to the Consulting Agreement, the Company will pay Mr. Richardson consulting fees in the amount of $250 per hour for authorized services rendered and a fixed quarterly cash consulting payment of $25,000.  Mr. Richardson will also receive a grant of 1,250 shares of restricted common stock of the Company.  The Company will reimburse Mr. Richardson for reasonable expenses incurred in connection with his provision of services.  The term of the Agreement begins on January 1, 2011 and ends on the date that the Agreement is terminated by either party pursuant to the provisions of the Agreement.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the three months ending on September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

October 6, 2011	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer